SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 30, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 29, 2016, the Company received notification from the State of Israel’s Petroleum Commissioner officially approving the drilling date extension for Zion Oil & Gas, Inc. (the “Company”). The Company submitted an Application for Extension of Drilling Date for the Megiddo-Jezreel License No. 401 (the “License”) on November 7, 2016. The Company’s License has been extended to December 2, 2017, and the obligation to spud the Megiddo-Jezreel #1 well (MJ#1) has been extended to June 30, 2017. In addition, the Final Report outlining the results of the MJ#1 and future Work Plan has been extended to November 1, 2017, and to December 1, 2017, respectively.

Previously, the Company submitted to the Petroleum Commissioner a fully executed drilling contract with S.A. Daflog, S.R.L. for DAFORA’s F-400 drilling rig currently located in Israel and a detailed Drilling Engineering Plan. The Company has awarded the drill site construction contract to Y. Bazelet & Aggregatim LTD and will begin site construction in December.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: November 30, 2016	By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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